Exhibit 10.1

KENTUCKY BANCSHARES, INC.

2005 RESTRICTED STOCK GRANT PLAN


Kentucky Bancshares, Inc. ("Company") hereby establishes the 2005
Restricted Stock Grant Plan (the "Plan") for the benefit of its valued employees, as set forth below.

Section 1 - Purpose

Company wishes to promote the growth and general prosperity of Company and its subsidiaries by granting Company stock to employees who will largely be responsible for the long-term success and development of Company and to better align their interests with those of Company shareholders. Company further intends to use stock grants hereunder to attract and retain new employees and stimulate their efforts on behalf of Company.

Section 2 - Definitions

For the purposes of this Plan, unless otherwise indicated, capitalized terms shall have the meanings given below.

2.1	"Award Agreement" means a written agreement between a Participant and Company covering the specific terms and conditions of a Restricted Stock Award.

2.2	"Board" means the Board of Directors of Company.

2.3	"Change in Control" means any of the following events:

(a)	An acquisition (other than directly from Company) of any
voting securities of Company (the "Voting Securities") by any Person immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities that are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) Company or any subsidiary, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any subsidiary or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

(b)	The individuals who, as of the Effective Date, are members
of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by Company's shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director(s) shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "election contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)	Approval by shareholders of Company of:

(i)	A merger, consolidation or reorganization involving
Company, unless such transaction is a "Non-Control Transaction" which shall mean a transaction where:

(A)	The shareholders of the Company, immediately
before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(B)	The individuals who were members of the
Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation; and

(C)	No Person (other than Company, any Subsidiary,
any employee benefit plan (or any trust forming a part thereof) maintained by Company, the Surviving Corporation or any subsidiary, or any Person who (immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then-outstanding Voting Securities;
 (ii)	A complete liquidation or dissolution of Company; or

(iii)	An agreement for the sale or other disposition of all
or substantially all of the assets of Company to any Person (other than a transfer to a subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

2.4	"Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5	"Committee" means the committee described in Section 3.1.

2.6	"Disability" means a permanent disability as defined in Section
22(e)(3) of the Code.

2.7	"Effective Date" means the date described in Section 7.4.

2.8	"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

2.9	"Fair Market Value" of a share of Stock as of any date shall mean the closing trading price of the Stock on the OTC Bulletin Board on such date or if no such closing trading price shall be listed for such date, the next preceding date on which there was a closing trading price. Notwithstanding the foregoing, the Committee may determine the Fair Market Value in such other manner as it may deem more appropriate for Plan purposes or as is required by applicable laws or regulations.

2.10	"Grant Date" means, with respect to a Restricted Stock Award, the date on which the Restricted Stock Award is granted as stated in the Award Agreement.

2.11	"Participant" means an employee of Company or a subsidiary of
Company who has been granted a Restricted Stock Award under the Plan.

2.12	"Person" has the meaning ascribed to such term in Section 3(a)(9)
of the Exchange Act and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

2.13	"Restricted Stock Award" or "Restricted Stock" means Stock
granted pursuant to Section 5 of the Plan.

2.14	"Stock" means the common stock of Company.

2.15	"Restriction Period" means the period of time from the Grant Date of a Restricted Stock Award to the date when the restrictions placed on the shares in the Award Agreement lapse.

2.16	"Retirement" means a Participant's termination of employment on or after attainment of age 65 with Company and all of its subsidiaries.

Section 3 - Administration

3.1	The Committee.  The Plan shall be administered by a committee
(the "Committee") appointed by the Board. At any time while the Stock is registered under Section 12 of the Exchange Act, the Committee shall consist solely of two or more directors of the Company who are Non-Employee Directors within the meaning of Rule 16b-3 (or any successor provision) promulgated under the Exchange Act. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2	Authority of the Committee.  Subject to the provisions of the
Plan, the Committee shall have full authority to administer the Plan, including without limitation, the authority to:

(a)	select Participants to whom Restricted Stock Awards are
granted;

(b)	determine the size and frequency of Restricted Stock Awards
granted under the Plan;

(c)	determine the terms and conditions of Restricted Stock
Awards, including any restrictions or conditions, which need not be identical;

(d)	waive any or all the restrictions and conditions applicable
to, any Restricted Stock Award, for any reason;

(e)	construe and interpret the Plan and any agreement or
instrument entered into under the Plan;

(f)	establish, amend and rescind rules and regulations for the
Plan's administration; and

(g)	amend the terms and conditions of any outstanding
Restricted Stock Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.

The Committee shall have sole discretion to make all other determinations that may be necessary or advisable for the administration of the Plan including, without limitation, the discretion to construe and interpret the Plan and any Restricted Stock Award and establish, amend and revoke rules and regulations for the administration of the Plan, and the discretion to determine all facts. To the extent permitted by law, the Committee may delegate its authority as identified hereunder.

3.3	Decisions Binding.  All determinations and decisions made by the
Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding on all persons, including Company, its shareholders, employees, participants and their estates and beneficiaries.

3.4	Section 16 Compliance; Bifurcation of Plan.  In the event the
Stock is hereafter registered under Section 12 of the Exchange Act and therefore the Plan and its administration becomes subject to Section 16 of the Exchange Act, it is the intention of the Company that the Plan and the administration of the Plan in such event comply in all respects with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. In such event, if any plan provision, or any aspect of the administration of the Plan, is thereafter found not to be in compliance with Section 16 of the Exchange Act, the provision or administration shall be deemed null and void, and the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Board or the Committee, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.
Section 4 - Shares Subject to Plan

	4.1	Shares Available.  The maximum number of shares of Stock which may be issued under to the Plan is 50,000 shares.

	4.2	Adjustments.  The Restricted Stock Awards and the maximum number of shares that may be issued under the Plan shall be adjusted by the Board, but only in order to prevent dilution or enlargement of such awards in the event of a stock dividend, stock split-up or share combination, exchange of shares, recapitalizations, merger, consolidation, acquisition of property or shares, separation, reorganization, liquidation, or the like of or by Company.

	4.3	Effect of Forfeitures.  If any Restricted Stock granted under the
Plan is forfeited, the number of such shares of Restricted Stock shall be available to be re-granted under the Plan.

Section 5 - Stock Awards

	5.1	Eligibility.  All employees of Company and its subsidiaries are eligible to receive awards under the Plan. In selecting employees to receive awards under the Plan, as well as in determining the number of shares of Stock subject to and the other terms and conditions applicable to each award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan, including the duties of the employees, their present and potential contribution to the success of Company and their anticipated number of years in active service remaining with Company or a subsidiary.

5.2	Grant.   Subject to the terms and conditions of this Plan, the
Committee may grant awards to employees at any time and from time to time. All Restricted Stock Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Restricted Stock Awards are subject to the terms and conditions in this
Section 5, and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable. Company shall issue, in the name of each Participant who is granted a Restricted Stock Award, a certificate for the shares of Stock granted in the Award Agreement, as soon as practicable after the Grant Date. The Secretary of the Company shall hold such certificates for the Participant's benefit until the Restriction Period lapses or the Restricted Stock is forfeited to the Company in accordance with the Award Agreement.

5.3	Restriction Period.  The Restriction Period shall be determined by the Committee, and shall commence on the Grant Date and expire at the time specified in the Award Agreement, which may be immediately upon the grant of the Award. The Committee may provide in an Award Agreement that a Restriction Period that has not otherwise expired will expire immediately upon the Retirement, death or Disability of the Participant. Unless otherwise provided in the Award Agreement, in the event of a Participant's termination of employment during the Restriction Period for any reason, the Participant's Restricted Stock which is still subject to any restrictions shall be forfeited and all such Restricted Stock shall immediately be surrendered to the Company. Notwithstanding the foregoing, upon a Change in Control while a Participant is employed by Company or a subsidiary, the Restriction Period will expire immediately and the Participant will hold the Restricted Stock granted pursuant to the Award Agreement free of any restrictions.

5.4	Rights of Participant.  During the Restriction Period, the
Participant may not sell, transfer, pledge, assign or otherwise dispose of shares of Restricted Stock. Any attempt by a Participant to sell, transfer, pledge, assign or otherwise dispose of Restricted Stock shall cause immediate forfeiture of such Restricted Stock. Except as provided in the previous sentence and as otherwise provided in the Award Agreement, a Participant shall have, with respect to Restricted Stock, all of the rights of a stockholder of Company, including the right to vote the shares and the right to receive all dividends and other distributions with respect to such shares, provided that the Participant has become the holder of record of such Stock. In the event of any adjustment as provided in Section 4.2 or if any securities are received as a dividend on Restricted Stock, new or additional shares or securities shall be subject to the same terms and conditions as the original Restricted Stock.

5.5	Expiration of Restriction Period.  At the expiration of the
Restriction Period, the restrictions contained in Section 5.2 and in the Award Agreement shall, except as otherwise specifically provided in the Award Agreement, expire, and the Company shall deliver to the Participant a certificate evidencing the Participant's ownership of such Stock free of the restrictions.

5.6	Nontransferability.  No Restricted Stock Award shall be
transferable other than by will or the laws of descent and distribution until any restrictions applicable to such Stock Award have lapsed and a certificate evidencing the Participant's ownership of the stock free of restrictions has been issued.

Section 6 - Taxes

	6.1	Taxes.  Participant shall make arrangements satisfactory to
Company to pay to Company any federal, state or local taxes required to be withheld with respect to the shares granted to Employee pursuant to Section
5.2 or any proceeds thereon at the time such taxes are required to be withheld. As of the Effective Date, taxes are required to be withheld as the Restriction Period lapses with respect to the Restricted Stock, except to the extent Participant makes an election pursuant to Section 83(b) of the Code to include in Participant's gross income for federal income tax purposes an amount equal to the Fair Market Value on the Grant Date. Company, in its complete discretion, shall have the right to withhold from any payment of any kind otherwise due from Company to Participant an amount equal to such taxes required to be withheld by Company. Company's rights in the preceding sentence shall not relieve Participant of Participant's obligation to make satisfactory arrangements for satisfaction of withholding obligations as they become due.

	6.2	Code Section 83(b) Election.  Participant may, within 30 days of the date of the Grant Date, elect in accordance with Code Section 83(b) of the Code to include in Participant's gross income for federal income tax purposes an amount equal to all or a portion of the Fair Market Value of the Restricted Stock provided that Participant may not make such election without arranging for satisfaction of tax withholding obligations created by such election in accordance with Section 6.1.

	6.3	Intended to Not Be Deferred Compensation.  This Plan is
intended to constitute restricted stock that is not deferred compensation within the meaning of newly enacted Section 409A of the Code, and it shall be interpreted and administered consistent with this intent. Therefore, neither the Committee nor the Participant shall have or exercise discretion in a way that would delay the inclusion in income of an Award hereunder (other than setting the vesting schedule upon initial grant), including, but not limited to, substitution of Restricted Stock Awards.


Section 7 - Miscellaneous

7.1	Not a Contract of Employment.  Neither the action of Company in establishing the Plan, nor any action taken by it or by the Committee under the Plan or any Award Agreement, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of Company or any other entity or to interfere in any way with the right of Company or any other entity to terminate any person's service or employment at any time.

7.2	Binding Effect.  The provisions of this Plan shall bind and inure to the benefit of Company, and its successors and assigns, and the rights and interests of Employee under the Plan shall not be assignable or alienable by that person.

7.3	Amendment, Modification and Termination.  The Board may, at any
time, amend, modify or terminate the Plan; provided, however, that no amendment, modification, or termination may adversely affect shares of Stock granted to a Participant pursuant to this Plan without the written consent of such Participant.

7.4	Effective Date.  The Plan shall become effective on January 1,
2006, if, prior to such date, the Plan shall have been approved by the holders of a majority of the Stock represented in person or by proxy at a meeting of shareholders of Company at which the Plan is submitted for approval.

7.5	Severability.  The invalidity or unenforceability of any
provision of this Plan shall not affect the validity or enforceability of any one or more of the other provisions hereof.

7.6	Construction.  The validity, interpretation, construction and administration of the Plan shall be governed by the laws of Kentucky, except to the extent preempted by Federal law. The headings in this Plan appear solely for ease of reference and shall not be considered in the interpretation and construction of this Plan.

*	*	*	*	*

Board Approved:  February 15, 2005 			________________
									(Secretary's Initials)


Shareholders Approved:  ___________ __ , 2005		________________
									(Secretary's Initials)



KENTUCKY BANCSHARES, INC.
2005 RESTRICTED STOCK GRANT PLAN

AWARD AGREEMENT

Kentucky Bancshares, Inc. (the "Company") grants as of _________________, 20___ (the "Grant Date") to ______________________________________ (the
"Participant" or "you") the number of shares set forth below, of the common stock of the Company under the Kentucky Bancshares, Inc. 2005 Restricted Stock Grant Plan (the "Plan"), a copy of which is attached. Any capitalized terms used in this Agreement and not defined in it shall have the meaning given them in the Plan.

GRANT OF AWARD. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to you a Restricted Stock Award in the amount of ____ shares of Stock (the "Shares").

RESTRICTION PERIOD.  The Shares shall vest as set forth below:
[can be modified at Committee's discretion]
				Aggregate Percentage of the
Date					Shares Vested as of Such Date

               The Grant Date                                    0%
               One Year Anniversary of the Grant Date           20%
Two Year Anniversary of the Grant Date           40%
Three Year Anniversary of the Grant Date         60%
Four Year Anniversary of the Grant Date          80%
Five Year Anniversary of the Grant Date         100%

[optional] Notwithstanding the foregoing, upon the death, Retirement or Disability of Participant, the Shares shall become immediately vested.

TAXATION OF AWARD. See the attachment to this Agreement explaining your option to include the value of the shares in income within 30 days of the Grant Date. You may only choose this option if you make arrangements satisfactory to the Company to pay the required withholding taxes due now if the election is made. Check below if you wish to make this election:

	___    I elect to make an 83(b) tax election to include the value of
Shares granted to me in income now.

TRANSFER RESTRICTIONS. Until such time as the Shares become vested in accordance with schedule set forth above, the Shares shall not be transferred, pledged or disposed of except by will or the laws of descent and distribution, and are subject to forfeiture in accordance with this Agreement and the Plan.

ACKNOWLEDGMENTS. The Participant acknowledges receipt contemporaneously herewith of a copy of the Plan, and the Participant represents that he is familiar with the terms and provisions thereof and hereby accepts the Shares subject to all the terms and provisions thereof. The Participant acknowledges that nothing contained in the Plan or this Agreement shall confer upon the Participant any rights to continued employment by the Company or interfere in any way with the right of the Company to terminate the Participant's employment or change the Participant's compensation at any time.
KENTUCKY BANCSHARES, INC.


						By:
Participant

Date:						Date:



Important Information About Section 83(b) Election to Include Value of Restricted Stock Grant in Income at Grant Date:

As a recipient of a restricted stock grant under the Kentucky
Bancshares, Inc. 2005 Restricted Stock Grant Plan, you may make an election (called an "83(b) election") to recognize compensation income when the stock is granted, even though the stock is then subject to a risk of
forfeiture (vesting).    Making an 83(b) election causes current taxation
of the fair market value of the stock granted, and withholding taxes are immediately due. If you make an 83(b) election, you must make arrangements satisfactory to the Company to pay those withholding taxes now.

By making an 83(b) election, any later appreciation in the stock will be taxed as capital gain income, and your holding period for capital gain purposes will begin on the date of taxation. An 83(b) election must be made, if at all, within 30 days after the transfer of the stock to you.

The downside of making an 83(b) election is that the election is generally irrevocable. Also, if you forfeit the stock, you will not receive any deduction for the amount previously included in income.

To the extent an 83(b) election is not made, the Company will be treated as the owner of the stock that continues to be subject to restriction for tax purposes, so any dividends will be treated as compensation paid to you by the Company, and will therefore be subject to withholding and FICA and Medicare taxes.














ELECTION TO INCLUDE VALUE
OF RESTRICTED STOCK AWARD IN GROSS INCOME
PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

__________________________ [insert date]

	The undersigned hereby elects, under IRC Section 83(b) to include in gross income, as compensation for services, the excess of the fair market value at the time of transfer of the property described below over the amount paid for such property.

	The following information is supplied in accordance with Treasury Regulation 1.83-2(e):

	1.	The name, address and social security number of the
undersigned:

Name: __________________________

Address: ________________________________________________

________________________________________________________

_________________________________________________________

SSN: __________________________________

	2.	The property with respect to which the election is being made is common stock of Kentucky Bancshares, Inc.

	3.	The property was transferred on _____________________________
[insert date]. The taxable year for which election is made is calendar year 20____.

	4.	The nature of the restrictions or risks of forfeiture to which the property is subject is that if the undersigned ceases to be employed by the Company or any of its subsidiaries, the unvested portion of the
undersigned's restricted stock will be forfeited.   The undersigned vests
___% of his membership interest per year beginning on _____________________ [insert date].

	5.	The fair market value of property at the time of transfer
(determined without regard to any lapse restriction) was $_____________.

	6.	The taxpayer received the property solely for the performance of services.

	7.	Copies of this statement have been have been furnished, as
required by Reg 1.83-2(d), to Kentucky Bancshares, Inc. and its subsidiary for which the services were performed.


	___________________________________


Instructions for Filing:   File this statement within 30 days from the
Grant Date with IRS at the address you will use to file your 1040 for the tax year involved as stated in item 3 above, AND file it with your tax return for that year.